EXHIBIT 99.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this annual report on Form 10-K/A of Electro Scientific Industries, Inc. (the "Company") for the annual period ended June 1, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, J. Michael Dodson, Vice President of Administration and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ J. Michael Dodson
----------------------------
J. Michael Dodson
Vice President of Administration and
Chief Financial Officer
August 11, 2003

This certification is made solely for the purpose of 18 U.S.C. Section 1350, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to Electro Scientific Industries, Inc. and will be retained by Electro Scientific Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.